Exhibit 10.1

April 2, 2025

Michael J.M. Hitchcock, Ph.D.

Dear Michael:

I am pleased to offer you employment with Biomea Fusion Inc. (the "Company"). The purpose of this letter is to set forth the terms of your proposed employment with the Company. If you indicate your agreement to the terms in this letter by signing the last page, this letter will constitute your employment agreement with the Company (the "Agreement").

1.
Employment and Duties.

A.
The Company will employ you as Interim Chief Executive Officer effective as of March 25, 2025 (the "Start Date"). Your position will be full-time, and you will devote your full time and effort to the business and affairs of the Company. You will report to the Company's Board of Directors (the "Board").

B.
Your duties will be to establish and be responsible for leading the Company as its principal executive officer. You will contribute to Biomea Fusion's success and will work closely with the Board and interact with senior leaders of the Company routinely in the performance of such duties as are given to you by the Board. You will perform the duties in good faith and to the best of your ability and will render all services which may be required of you in such position.
C.
Your principal place of employment shall be the Company's principal executive office in Redwood City, California; provided that, you may be required to travel on Company business during your employment.

2.
Compensation.

A.
Your initial base salary will be $633,000 per annum ("Base Salary"). Your Base Salary will be paid at periodic intervals, no less frequently than once per month, in accordance with the Company's payroll practices. The Company, however, retains the sole discretion to set salaries and other compensation at levels it deems appropriate.

B.
The Company may, in the discretion of the Board, pay you a bonus. Your target bonus amount is 50% percent of your Base Salary. If the Company decides to pay you a bonus the Company will, in the discretion of the Board, determine the bonus amount and pay it at a time that the Company will determine. The bonus is not earned until paid and no amount will be paid if your employment terminates for any reason prior to the payment

Biomea Fusion Inc.

900 Middlefield Road, 4th Floor, Redwood City, CA 94063

www.biomeafusion.com

Exhibit 10.1

date. Any bonus for the fiscal year in which employment begins will be prorated, based on the number of days you are employed by the Company.

C.
You acknowledge that in connection with your employment as Interim Chief Executive Officer, you have been granted an option to purchase 350,000 shares of the Company's Common Stock (the "Option"), which was granted at fair market value based on the closing price on the date of grant as quoted on the NASDAQ exchange and is governed by the terms and conditions of the Company's 2021 Incentive Award Plan and the associated option agreement. The Option will be subject to a one-year vesting schedule, under which 1112th of the total will vest monthly after the Start Date, subject to your continued service relationship with the Company.

D.
The Company will deduct and withhold, from any and all compensation paid to you in connection with your employment, any and all applicable Federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statute or regulation.

3.
Expense Reimbursement.

You will be entitled to reimbursement from the Company for all customary, ordinary and necessary business expenses incurred by you in the performance of your duties hereunder, provided you furnish the Company with vouchers, receipts and other details of such expenses within thirty (30) days after they are incurred. You must obtain written permission (which may be via email) from the Company's chief financial officer, if any, or a member of the Audit Committee of the Board before incurring any expense in excess of $2,500 (two thousand five hundred dollars).

4.
Fringe Benefits.

A.
You will be eligible to participate in any group life insurance plan, group medical and/or dental insurance plan, and other employee benefit plans, which are made available to employees of the Company and for which you qualify.
B.
You will be eligible to participate in the Company's time-off policy. New employees are required to be employed for 30 days, prior to requesting time-off.

C.
You will be entitled to 5 sick days in accordance with Company policy and accrue such sick days in accordance with such policy and applicable state or local law.

5.
Outside Employment and Competition During Employment Prohibited.

A.
During your employment with the Company: (i) you will devote your full working time and effort to the performance of your duties; and (ii) except as approved by the Board, you will not directly or indirectly, whether for your own account or as an employee,

Biomea Fusion Inc.

900 Middlefield Road, 4th Floor, Redwood City, CA 94063

www.biomeafusion.com

Exhibit 10.1

consultant, or advisor, provide services to any business enterprise other than the Company.

B.
Notwithstanding the provisions of Section 6(A), you will have the right to perform such incidental services as are necessary in connection with (i) your private passive investments, (ii) your charitable or community activities, and (iii) your participation in trade or professional organizations or on boards of directors of private companies that are not competitive with the Company, but only to the extent such incidental services do not interfere with the performance of your duties and responsibilities to the Company.

6.
Proprietary Information/Intellectual Property.

Upon signing this Agreement, you will also sign and deliver to the Company the Company's standard-form Proprietary Information and Inventions Assignment Agreement.

7.
Termination of Employment.

A.
Your employment with the Company shall be at will. This means that either you or the Company may terminate your employment at any time, for any reason or no reason, without prior notice.

B.
Upon termination of your employment for any reason, you agree that you shall be deemed to have resigned from all positions that you may hold as an officer or member of the Board of the Company or of any of its affiliates.

8.
Waiver of Jury Trial; Miscellaneous

A.
WAIYER OF TRIAL BY JURY: The parties to this Agreement waive any right to a trial by jury with regard to all claims arising under or concerning this Agreement to ensure expeditious resolution of such claims.

B.
This Agreement, for all purposes, shall be construed in accordance with, and governed by, the laws of California without regard to conflicts of laws principles. The exclusive venue for all disputes arising under or concerning this Agreement shall be the state and federal courts with jurisdiction over San Mateo County, California.

C.
Unless specifically provided herein, this Agreement contains all of the understandings and representations between you and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.
D.
No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in a writing that specifically states the amendments and modifications and is signed by you and a member of the Board.

Biomea Fusion Inc.

900 Middlefield Road, 4th Floor, Redwood City, CA 94063

www.biomeafusion.com

Exhibit 10.1

E.
No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

F.
This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Facsimile, electronic, and .pdf signatures shall be considered original signatures for purposes of this Agreement.

9.
Clawback Acknowledgement. You acknowledge that you may become subject to the Company's Compensation Recovery Policy adopted pursuant to Rule 10D-1 promulgated under the Securities Exchange Act of 1934, as amended, and Nasdaq Rule 5608, or any successor rule (the "Clawback Policy"). You understand that if you are or become subject to the Clawback Policy, the Company and/or the Board shall be entitled to recover all Erroneously Awarded Compensation (as defined in the Clawback Policy) from you pursuant to such means as the Company and/or the Board may elect. You agree that you shall take all required action to enable such recovery. You understand that such recovery may be sought and occur after your employment or service with the Company terminates. You further agree that you are not entitled to indemnification for any Erroneously Awarded Compensation or for any claim or losses arising out of or in any way related to Erroneously Awarded Compensation recovered pursuant to the Clawback Policy and, to the extent any agreement or organizational document purports to provide otherwise, you hereby irrevocably agrees to forego such indemnification. You acknowledges and agrees that you have received and have had an opportunity to review the Clawback Policy. This Section 9 is a material term of this Agreement.

Please indicate your acceptance of the foregoing provisions of this employment agreement by signing the enclosed copy of this agreement and returning it to the Company.

Very truly yours,
Biomea Fusion Inc.
By	/s/ Eric Aguiar
Eric Aguiar
Member of the Board of Directors

ACCEPTED BY AND AGREED TO

Biomea Fusion Inc.

900 Middlefield Road, 4th Floor, Redwood City, CA 94063

www.biomeafusion.com

Exhibit 10.1

Signature:	/s/ Michael J.M. Hitchcock
Print Name:	Michael J.M. Hitchcock
Dated:	April 2, 2025

Biomea Fusion Inc.

900 Middlefield Road, 4th Floor, Redwood City, CA 94063

www.biomeafusion.com